Exhibit 99(p)(26)

CODE OF ETHICS

Adopted 1 January 2006

Revised 24 February 2010

I.	INTRODUCTION

High ethical standards are essential for the success of Mohican Financial Management, LLC (the “Adviser” or “we”) and to maintain the confidence of clients and investors in investment funds managed by the Adviser (“clients”).  The Adviser’s long-term business interests are best served by adherence to the principle that the interests of clients come first.  We have a fiduciary duty to our clients to act solely for the benefit of our clients.  All personnel of the Adviser, including members, officers and employees of the Adviser, must put the interests of the Adviser’s clients before their own personal interests and must act honestly and fairly in all respects in dealing with clients.  All personnel of the Adviser must also comply with all Federal Securities Laws.

In recognition of its fiduciary duty to its clients and its desire to maintain high ethical standards, the Adviser has adopted this Code of Ethics (the “Code”) pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”).  The Code contains provisions that are designed: (1) to prevent improper personal trading by Access Persons of the Adviser; (2) to identify conflicts of interest; and (3) to provide a means to mitigate or resolve any actual or potential conflict of interest.

Adherence to the Code is considered a basic condition of employment by the Adviser.  If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of the Code.

II.	DEFINITIONS

1.
Access Person means any Supervised Person (i) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding portfolio holdings of any Reportable Fund or (ii) who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

NOTE:  The Compliance Officer will inform those Supervised Persons deemed to the Access Persons and will maintain a list of Access Persons and their Personal Accounts and will inform Access Persons of their reporting obligations under the Code.

2.
Automatic Investment Plan means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

3.
Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

NOTE:	Beneficial ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

4.	Control shall have the same meaning as that set forth in Section 2(a)(9) of the 1940

5.	Act.

6.
Federal Securities Laws mean the Securities Act of 1993, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder.

7.
Initial Public Offering or IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

8.
Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of the Securities Act of 1933 or to rules 504, 505 or 506 under the Securities Act of 1933.

9.	Personal Account means any account in which an Access Person has any Beneficial Ownership and includes an account maintained by or for:

•	An Access Person's spouse and minor children;

•	Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

•
Any person to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

•	Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and

•	Any partnership, corporation or other entity in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises effective control.1

10.	Reportable Security means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds; and

(iv)	Shares issued by open-end funds other than Reportable Funds and exchange-traded funds.

11.
Reportable Fund means any registered investment company for which the Adviser serves as investment adviser or whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser or is under common control with the Adviser.

12.	Restricted Security means any security that (i) a client owns or is in the process of buying or selling or (ii) the Adviser is researching, analyzing or considering buying or

1
The limited partnerships for which the Adviser serves as general partner and/or investment adviser will not be treated as Personal Accounts.  For purposes of the Code, the limited partnerships will be treated as client accounts.

13.	selling for a client.

14.
Supervised Person means any member, director, officer or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

III.	RESTRICTIONS ON PERSONAL INVESTING AND OTHER ACTIVITIES

1.
It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in the Code or otherwise prohibited by any applicable law.  Personal securities transactions by Access Persons may be effected only in accordance with the provisions of this Section.

An Access Person must obtain the prior written approval of the Compliance Officer prior to acquiring the Beneficial Ownership of any security in an IPO or Limited Offering for a Personal Account.  A request for preclearance must be made by completing the Preclearance Form, which is attached as Attachment A, and submitting it to the Compliance Officer in advance of the contemplated transaction.

The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would comply with the provisions of the Code and is not likely to have any adverse economic impact on clients.  Any security appearing on the list of Restricted Securities will not be approved for personal trading.

2.
Service on Boards of Directors; Other Business Activities.  An Access Person may not serve as a director (or similar position) on the board or member of a credit committee of any company unless the Access Person has received written approval from the Compliance Officer and the Adviser has adopted policies to address such service.  Authorization will be based upon a determination that the board service would not be inconsistent with the interest of any client account.  At the time the Access Person submits the initial holdings report in accordance with Section IV.3. of the Code, the Access Person will submit to the Compliance Officer a description of any business activities in which the Access Person has a significant role.

NOTE: Serving as a director is not prohibited; however, such service may raise insider trading issues, may cause clients to be “frozen” in the security for a period of time and raises Form ADV disclosure issues.

3.
Gifts.  A Supervised Person is prohibited from using his or her position at the Adviser to obtain an item of value from any person or company that does business with the Adviser.  Supervised Persons are prohibited from accepting any gift greater than $100 in value from any person or company that does business with the Adviser or a private investment vehicle managed by the Adviser.  Unsolicited business entertainment, including meals or tickets to cultural and sporting events, is permitted if: (a) they are not so frequent or of such high value as to raise a question of impropriety and (b) the person providing the entertainment is present at the event.

4.
Management of Non-Adviser Accounts.  Supervised Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the Compliance Officer pre-clears the arrangement and finds that the arrangement would not harm any client.

5.	Reporting of Violations. Supervised Persons must report to the Compliance Officer immediately any suspected violation of the Code.

IV.	REPORTING

This Section of the Code applies to Access Persons only.

1.
Quarterly Transactions Reports.  Not later than ten (10) days after the end of each calendar quarter, each Access Person must submit a written report (“Quarterly Transaction Report”), a form of which is attached hereto as Attachment B, to the Compliance Officer regarding any transaction during the previous calendar quarter in a Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership.

(A)	In the Quarterly Transaction Report, the Access Person will be required to provide the following information:

(i)
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the Reportable Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected;

(v)	The date that the report is submitted by the Access Person; and

(vi)
With respect to any account established by the Access Person in which any Reportable Securities were held during the previous quarter for the direct or indirect benefit of the Access Person (i.e., a Personal Account):

(a)	The name of the broker, dealer or bank with whom the Access Person established the account;

(b)	The date the account was established; and

(c)	The date that the report is submitted by the Access Person.

(B)
In lieu of providing Quarterly Transaction Reports, an Access Person may direct his or her brokers or custodians or any person managing the Access Person's accounts in which any Reportable Securities are held (i.e., Personal Accounts) to supply the Compliance Officer with (i) duplicate copies of securities trade confirmations ("Broker's Confirmations") within ten (10) days after a transaction on behalf of the Access Person, and (ii) the Access Person's quarterly brokerage or account statements within ten (10) days after the end of each calendar quarter.  Such confirmations and statements must contain the information required to be reported in the Quarterly Transaction Reports.

(C)
If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report.  The report must indicate that there were no reportable transactions during the quarter.

2.
Annual Holdings Reports.  By January 31 each year, each Access Person must submit to the Compliance Officer a signed and dated Annual Holdings Report, a form of which is set forth as Attachment C, containing the following information (current as of a date not more than 45 days prior to the date of the report):

(A)
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

(B)
The name of any broker-dealer or financial institution with which the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person (i.e., a Personal Account); and

(C)	The date that the report is submitted by the Access Person.

3.           Initial Holdings Reports.  No later than ten (10) days after commencement of employment with the Adviser, each Access Person must submit to the Compliance Officer a signed and dated Initial Holdings Report, a form of which is set forth as Attachment C, containing the following information (current as of a date not more than 45 days prior to the date of the report):

(A)
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

(B)
The name of any broker-dealer or financial institution with which the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person (i.e., a Personal Account); and

(C)	The date that the report is submitted by the Access Person.

4.	Exceptions to Reporting Requirements.

(A)
An Access Person need not submit any report with respect to transactions effected for, and Reportable Securities held in, accounts over which the Access Person has no direct or indirect influence or control.

(B)	An Access Person need not submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

V.	ADMINISTRATION OF THE CODE

Acknowledgment.  The Compliance Officer shall annually distribute a copy of the Code to all Supervised Persons.  The Compliance Officer will also distribute promptly all amendments to the Code.  All Supervised Persons are required annually to sign and acknowledge their receipt of the Code (and any amendments) by signing the form of acknowledgment attached as Attachment D or such other form as may be approved by the Compliance Officer.

Review of Transactions.  Each Access Person’s transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the Adviser’s clients and against the list of Restricted Securities.  Any Access Person transaction that is believed to be a violation of the Code will be reported promptly to the Adviser’s management.  The Managing Member of the Adviser or other designated person will review the Compliance Officer’s transactions and preclearance requests.

Sanctions.  The Adviser’s management, at its discretion and with advice of legal counsel, shall consider reports made to them and upon determining that a violation of the Code has occurred may impose such sanctions or remedial action as they deem appropriate or to the extent required by law.  Sanctions may include, among other things, fines, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

Authority to Exempt Transactions.  The Compliance Officer has the authority to grant exemptions from any provision of the Code; provided that the Compliance Officer determines that such exemption would not be against any interests of a client and is consistent with the requirements of Rule 17j-1 and Rule 204A-1.  The Compliance Officer shall prepare and file a written memorandum of any exemption granted describing the circumstances and reasons for the exemption.

Form ADV Disclosure.  The Compliance Officer shall ensure that the Adviser’s Form ADV describes the Code in Schedule F of Part II and offers to provide a copy of the Code to any client or prospective client upon request.

VI.	REPORTS TO THE BOARD(S) OF REGISTERED INVESTMENT COMPANIES

No less frequently than annually, the Adviser will furnish the board of directors/trustees of any registered investment company (the “Board”) to which the Adviser provides advisory/sub-advisory services with a written report that:

1.
describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2.	certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VII.	CONFIDENTIALITY

All reports of personal securities transactions and any other information filed pursuant to the Code shall be treated as confidential to the extent permitted by law.

VIII.	RECORDKEEPING

The Compliance Officer shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the SEC:

1.	a copy of the Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.
a record of any violation of the Code and of any action taken as a result of such violation shall be preserved for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an easily accessible place;

3.
a copy of (i) each written acknowledgement of receipt of the Code for each person who is currently, or within the past five years was, a Supervised Person and (ii) each report made by an Access Person pursuant to the Code, and any brokerage confirmations and statements submitted in lieu of Quarterly Transaction Reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place;

4.
a list of all Access Persons who are required, or within the past five years have been required, to make reports under the Code, and all persons who are responsible for reviewing such reports pursuant to the Code shall be maintained in an easily accessible place;

5.
a copy of any report furnished to the board of any registered investment company to which the Adviser provides advisory/sub-advisory services pursuant to Section VII above shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place; and

6.	a record of any decision and supporting reasons for approving a preclearance request for at least five years after the end of fiscal year in which the approval is granted.

IX.	UNLAWFUL ACTIONS

It is unlawful for any principal or employee of the Adviser or any affiliate of the Adviser, inconnection with the purchase or sale, directly or indirectly, of a security in the portfolio ofany fund:

1. To employ any device, scheme or artifice to defraud a fund;

2.	To mislead a fund by making any untrue statement of a material fact to a fund or omitting a statement of material fact to a fund;

3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit to a fund; or

4.To engage in any manipulative practice with respect to a fund.

Attachment A

PRECLEARANCE FORM

An Access Person must complete this Preclearance Form prior to acquiring the Beneficial Ownership of any security in an IPO or Limited Offering.

Investment Information

Issuer:_________________________

Equity Investments:                                     Cmn                  Pfd
Number of shares_________________

Debt Investments:
Interest rate:____________
Maturity date:______________

Transaction Information

Transaction Type (please circle):                                                                                     Purchase                      Sale

Estimated Trade Date:_______________
Estimated Price:____________________
Broker/Dealer:_____________________

Is the investment an initial public offering?YN
Is the investment a private placement or investment opportunity of limited availability?YN

Representation and Signature:

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information.  I understand that preclearance will only be in effect for 24 hours from the time of the Compliance Officer’s signature.

________________________________
Access Person Name (please print)

_________________________________                                                                                     ____________________
Access Person Signature                                                                                     Date

Disposition of Preclearance Request:

Approved:___________________	Denied:__________________

_______________________________
Compliance Officer Signature
Date:

Attachment B

MOHICAN FINANCIAL MANAGEMENT, LLC

QUARTERLY TRANSACTIONS REPORTING FORM

For the Calendar Quarter Ended: ______________

During the quarter referenced above, the following transactions were effected in Reportable Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code.  (Attach additional pages if necessary.)

Security	Symbol/Cusip	Shares/Units	Maturity	Interest Rate	Dollar Amount	Purchase/Sale/Other	Price	Date	BD or Financial Institution

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) other transactions not required to be reported.

I certify that I have reported on this form (i) all transactions in Reportable Securities in which I had any direct or indirect Beneficial Ownership during the period covered by this report and (ii) any accounts established during the period covered by this report.

Access Person Print or Type Name

Signature                                                                                     Date

Compliance Review Print or Type Name

Signature                                                                                     Date

Comments:

Attachment C

MOHICAN FINANCIAL MANAGEMENT, LLC

INITIAL HOLDINGS REPORT/ANNUAL HOLDINGS REPORT

To:                      Compliance Officer

From:                      Access Person

Subject:                      Personal Securities Holdings

Pursuant to the Code, each Access Person must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which such Access Person has a direct or indirect Beneficial Ownership (as defined in the Code).

Each Access Person is required to complete the form below and return it to the Compliance Officer.  If this is an Initial Holdings Report, it must be submitted no later than 10 days after the date on which the undersigned became an Access Person. If this is an Annual Holdings Report, it must be submitted no later than January 31 each year with respect to the Access Person’s holdings for the preceding year.  The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.

Date	Title & Amount of Security (including exchange ticker symbol or CUSIP number, number of shares and principal amount)	Name of Broker-Dealer or Financial Institution Maintaining Account At Which Any Securities are Maintained

(I have attached additional pages if required)

I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above.

Outside Business Activities:

(List any outside business activities)

Signed:________________________                                                                                                Date: ___________________

Print Name:______________________

Attachment D

MOHICAN FINANCIAL MANAGEMENT, LLC

ACKNOWLEDGEMENT FORM

I hereby acknowledge my receipt of the Code of Ethics of Mohican Financial Management, LLC and certify that I have read and understand it and agree to abide by it.  I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

If I have been advised that I am an Access Person and if I have elected to provide brokerage/custodial statements in lieu of providing Quarterly Transaction Reports under Section IV. 1(A) of this Code, I also confirm that I have instructed all firms where I maintain an account to supply duplicate copies of confirmations and monthly/quarterly account statements to the Compliance Officer.

Date:_________________                                                                           ___________________________
(Signature)

____________________________
(Print Name)